                                                                   Exhibit 99(a)

                             LETTER OF TRANSMITTAL

                               Offer to Exchange

              9 1/4% Senior Subordinated Notes Due 2009, Series B
                         For Any and All Outstanding
              9 1/4% Senior Subordinated Notes Due 2009, Series A
                                      of
                     United Rentals (North America), Inc.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [____________], UNLESS EXTENDED (THE "EXPIRATION DATE").

To:  State Street Bank and Trust Company (the "Exchange Agent")


        By Mail:                          By Facsimile Transmission:            By Overnight or Hand
(registered or certified                                                             Delivery:
      recommended)
State Street Bank and Trust                     (617) 664-5587                  State Street Bank and
       Company                              Attention:  Kellie Mullen              Trust Company
Corporate Trust Department                    Confirm by Telephone:           Corporate Trust Department
     P.O. Box 778                               (617) 664-5290                  Two International Place
  Boston, MA 02102-0078                                                          Boston, MA 02110-0078
Attention:   Kellie Mullen                                                           Fourth Floor
                                                                                Attention:  Kellie Mullen

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA A FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus (as defined below).

     The undersigned has provided the information below in order to indicate the Original Notes, if any, that the undersigned wishes to tender pursuant to the Exchange Offer (as defined below).

---------------------------------------

---------------------------------------

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Name  and Address of  Book-Entry Holder

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DTC Account Number of Book Entry Holder

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Transaction Code Number


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Aggregate Principal Amount of Original
Notes Tendered

Ladies and Gentlemen:

     The undersigned acknowledges receipt of the Prospectus dated [______________] (the "Prospectus") of United Rentals (North America), Inc., a Delaware corporation (the "Company"), and this Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Company's offer (the "Exchange Offer") to exchange its 9 1/4% Senior Subordinated Notes Due 2009, Series B (the "Exchange Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus is a part, for a like principal amount of its outstanding 9 1/4% Senior Subordinated Notes Due 2009, Series A (the "Original Notes"), upon the terms and subject to the conditions set forth in the Prospectus. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

     Subject to the terms and conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Original Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the principal amount of Original Notes tendered in accordance with this Letter of Transmittal, the undersigned sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Original Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the tendered Original Notes, with full power of substitution, to: (i) deliver Original Notes and all accompanying evidence of transfer and authenticity to or upon the order of the Company upon receipt by the Exchange Agent, as the undersigned's agent, of the Exchange Notes to which the undersigned is entitled upon the acceptance by the Company of the Original

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

Notes tendered under the Exchange Offer; and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Original Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed to be irrevocable and coupled with an interest.

     The undersigned hereby represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Original Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are acquired by the Company. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of the Original Notes tendered.

     The undersigned hereby represents and warrants that (i) it is not an affiliate of the Company, (ii) if the undersigned is a broker-dealer, none of the Original Notes being tendered hereby were purchased by it directly from the Company, (iii) any Exchange Notes that it acquires in the Exchange Offer will be acquired by it in the ordinary course of its business and (iv) it has no arrangement with any person to participate in the distribution of the Exchange Notes; provided, however, that if the undersigned is a broker-dealer and is tendering hereby Original Notes that were acquired by it for its own account as a result of market-making activities or other trading activities, the undersigned represents and warrants, in lieu of the representation set forth in clause (iv) immediately above, that it has no arrangement or understanding with the Company, or any affiliate of the Company, to participate in the distribution of the Exchange Notes. In addition, if the undersigned is not the beneficial owner of any of the Original Notes being tendered hereby, the undersigned confirms that the beneficial owner of such Original Notes has made the representations and warranties provided for in the preceding sentence.

     The undersigned understands that any broker-dealer (a "Participating Broker-Dealer") that, pursuant to the Exchange Offer, receives Exchange Notes in exchange for Original Notes that were acquired by it for its own account as a result of market-making activities or other trading activities, will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resales by it of any such Exchange Notes. If the undersigned is a Participating Broker-Dealer, the undersigned acknowledges that it will comply with such prospectus delivery requirement in connection with any resale of Exchange Notes. In addition, if the undersigned is not the beneficial owner of any of the Original Notes being tendered hereby, the undersigned confirms that the beneficial owner of such Original Notes has made the acknowledgment provided for in the preceding sentence. By making the acknowledgment provided for in this paragraph, a Participating Broker- Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The undersigned understands that tenders of Original Notes pursuant to the procedures described under "The Exchange Offer--Procedures for Tendering" in the Prospectus and in the instruction attached hereto will, upon the Company's acceptance for exchange of such tendered

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

Original Notes, constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer. The undersigned recognizes that, under certain circumstances set forth in the Prospectus, the Company may not be required to accept for exchange any of the Original Notes tendered hereby.

     All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned's heirs, legal representatives, successors, assigns, executors and administrators.


Please sign below



X________________________________________________________Date:__________________
(Signature(s) of Book Entry Holder of Original Notes)

Area Code and Telephone Number:_________________________________________________

Taxpayer Identification or Social Security Number:______________________________

(The above lines must be signed by the Book-Entry Holder of Original Notes exactly as the name of such Book-Entry Holder appears on the records of DTC)

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must (i) set forth his or her full name and title below, and (ii) unless waived by the Company, submit evidence satisfactory to the Company of such person's authority so to act.


Name(s):________________________________________________________________________
                (Please Type or Print)

Capacity (Full
Title):_________________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________
                                  (Include Zip Code)

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

                                 INSTRUCTIONS
                         FORMING PART OF THE TERMS AND
                       CONDITIONS OF THE EXCHANGE OFFER

     1.  Delivery of this Letter of Transmittal and Original Notes.  The term
         ---------------------------------------------------------
"Book Entry Holder" with respect to any Original Notes means the participant in the DTC system that is listed as the holder of such notes in the records maintained by DTC. Only a Book-Entry Holder of Original Notes may tender such Original Notes pursuant to the Exchange Offer. Tenders of Original Notes will be accepted only in integral multiples of $1,000. To tender any Original Notes pursuant to the Exchange Offer, the Book-Entry Holder of such Original Notes must make book-entry delivery of such Original Notes by causing DTC to transfer such Original Notes to the account of the Exchange Agent at DTC in accordance with DTC's Automated Tender Offer Program ("ATOP") prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) DTC must deliver an Agent's Message (as defined below) prior to 5:00 p.m., New York City time, on the Expiration Date, indicating that DTC has received from such Book-Entry Holder an express acknowledgment that such Book-Entry Holder has received and agrees to be bound by the terms of the Letter of Transmittal or (ii) such Book-Entry Holder must complete, sign and date the Letter of Transmittal or a facsimile thereof, in accordance with the instructions contained herein and deliver such Letter of Transmittal, or such facsimile, to the Exchange Agent at the address set forth above prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming part of the book-entry confirmation relating to a book-entry transfer of Original Notes through ATOP, which states that DTC has received an express acknowledgment from the DTC Participant that is tendering the Original Notes which are the subject of such book entry confirmation, that such DTC Participant has received and agrees to be bound by the terms of the Letter of Transmittal.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Original Notes and withdrawal of tendered Original Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Original Notes not properly tendered or any Original Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as

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

to particular Original Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered or the tender of which is otherwise rejected by the Company and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the Book-Entry Holder that tendered such Original Notes (by crediting an account maintained at DTC designated by such Book-Entry Holder) as soon as practicable following the Expiration Date.

     2. Withdrawals. Tenders of Original Notes may be withdrawn at any time
        -----------
prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Original Notes pursuant to the Exchange Offer, the Book-Entry Holder that tendered such Original Notes must, prior to 5:00 p.m., New York City time, on the Expiration Date, either (i) withdraw such tender in accordance with the appropriate procedures of the ATOP system or (ii) deliver to the Exchange Agent a written or facsimile transmission notice of withdrawal at the address set forth herein. Any such notice of withdrawal must contain the name and number of the Book-Entry Holder, the amount of Original Notes to which such withdrawal relates, the account at DTC to be credited with the withdrawn Original Notes and the signature of the Book-Entry Holder. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination will be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly retendered. Any Original Notes which have been tendered but which are withdrawn will be returned by the Exchange Agent to the Book-Entry Holder that tendered such Original Notes (by crediting an account maintained at DTC designated by such Book-Entry Holder) as soon as practicable after withdrawal. Properly withdrawn Original Notes may be retendered at any time prior to the Expiration Date by following the procedures described in paragraph 1 above.

     3. Transfer Taxes.  The Company will pay all transfer taxes, if any,
        --------------
applicable to the exchange of Original Notes pursuant to the Exchange Offer. If, however, Exchange Notes or Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the Book-Entry Holder of the Original Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the Book-Entry Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

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

     4. Requests for Assistance or Additional Copies.  Questions and requests
        --------------------------------------------
for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address specified in the Prospectus.

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